UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 30, 2006, Stanadyne Corporation issued a press release announcing that it has entered into a definitive agreement to sell its wholly-owned subsidiary, Precision Engine Products Corp., to GT Technologies, a part of GenTek Inc. (NASDAQ: GETI) of Parsippany, NJ. The agreement covers the acquisition of the U.S.-based assets of Precision Engine Products Corp. and all of the stock of its wholly-owned subsidiary in Brazil, Precision Engine Products, Ltda. The transaction is valued at $25 million in cash, with an additional potential for $10 million based on the achievement of certain performance levels during the twelve months following the sale. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1  Press Release issued by Stanadyne Corporation dated as of June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date: July 5, 2006	By:	/s/ STEPHEN S. LANGIN
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date: July 5, 2006	By:	/s/ STEPHEN S. LANGIN
Stephen S. Langin
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release issued by Stanadyne Corporation dated as of June 30, 2006.